                           FORM OF SEVERANCE AGREEMENT

                                  by and among

                    Affordable Residential Communities Inc.,

                          ARC Management Services, Inc.

                                       and

                   FORM OF SEVERANCE AND NONCOMPETE AGREEMENT

                  SEVERANCE AGREEMENT (this "Agreement") made this    day of
February, 2004, by and among Affordable Residential Communities Inc., a
Maryland corporation (the "Company") and ARC Management Services, Inc., a
Delaware corporation ("ARC Management") and          ("Executive").

                  WHEREAS, the Company, ARC Management and the Executive desire to enter into an agreement relating to the termination of the Executive's employment with the Company and ARC Management;

                  WHEREAS, the Board of Directors of the Company (the "Board")
recognizes that the Executive has and can continue to contribute significantly to the growth and success of the Company and its subsidiaries (including ARC
Management) and desires to provide security for the Executive in the event of termination of the Executive's employment under certain circumstances set forth herein and to encourage the attention and dedication to the Company and its subsidiaries of the Executive as a member of management, in the best interests of the Company and its shareholders; and

                  WHEREAS, the Company and ARC Management agree to the terms hereinafter set forth.

                  NOW, THEREFORE, in consideration of the premises and the
mutual covenants and agreements herein contained, the Company, ARC Management and Executive agree as follows:

                  1. Effective Date.

                  This Agreement shall become effective only upon the
consummation of the initial underwritten public offering of shares of common stock of the Company (the "Initial Public Offering"). In the event the Initial
Public Offering does not occur, this Agreement shall be null and void and of no force or effect. The completion of the IPO will hereinafter be referred to as the "Commencement Date."

                  2. Term.

                  The term of this Agreement begins on the Commencement Date and shall continue in effect through the third anniversary of such date; provided, that on the first anniversary of the Commencement Date and on each successive anniversary thereafter, the term of this Agreement shall be automatically extended for one (1) additional year unless, not later than the date which is sixty (60) days prior to such anniversary, the Company shall have delivered to the Executive or the Executive shall have delivered to the Company a written notice that the term of the agreement will not be extended.

                  3. Termination of Employment. The Executive's employment with the Company may be terminated as follows:

                  (a) Death. The Executive's employment with the Company shall terminate upon his death.

                  (b) Disability. If, as a result of the Executive's incapacity due to physical or mental illness, the Executive shall have been absent from the full-time performance of his duties for the Company for the entire period of six
(6) consecutive months, and within thirty (30) days after written Notice of
Termination (as defined in Section 4 hereof) is given shall not have returned to the performance of his duties for the Company on a full-time basis, the Company may terminate the Executive's employment for "Disability." In the event of any dispute under this paragraph, the Executive agrees to submit to a physical or mental examination by a licensed physician selected by the Company and to be bound by the Company's decision based on the results thereof.

                  (c) Cause. The Company may terminate the Executive's
employment hereunder for Cause. For purposes of this Agreement, the Company shall have "Cause" to terminate the Executive's employment upon (i) the willful and continued failure by the Executive to substantially perform the Executive's duties with the Company (other than any such failure resulting from the
Executive's incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a Notice of Termination for Good
Reason by the Executive pursuant to Section 3(d) hereof) that has not been cured within thirty (30) days after a written demand for substantial performance is delivered to the Executive by the Board, which demand specifically identifies the manner in which the Board believes that the Executive has not substantially performed the Executive's duties, (ii) the willful engaging by the Executive in conduct which is demonstrably and materially injurious to the Company or its subsidiaries or affiliates, monetarily or otherwise or (iii) the Executive's conviction of, or entry by the Executive of a guilty or no contest plea to, a felony under any laws of the U.S. or any state thereof. For purposes of clauses
(i) and (ii) of this definition, no act, or failure to act, on the Executive's part shall be deemed "willful" unless done, or omitted to be done, by the
Executive not in good faith and without reasonable belief that the Executive's act, or failure to act, was in the best interest of the Company.

                  (d) Good Reason. The Executive may terminate his employment for "Good Reason." "Good Reason" for termination by the Executive of the
Executive's employment shall mean a substantial reduction in base salary or in the aggregate opportunity of the Executive to participate in the Company's incentive compensation and other employee welfare and benefit plans from that provided to the Executive as of the Commencement Date.

                  The Executive's continued employment shall not constitute
consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder; provided, however, that the Executive shall be required to provide a Notice of Termination within ninety (90) days following the occurrence of any event alleged by the Executive to constitute Good Reason for the termination of his employment with the Company. The Executive's right to terminate the Executive's employment for Good Reason shall not be affected by the Executive's incapacity due to physical or mental illness.

                  (e) Without Cause by the Company; Without Good Reason by the
Executive. The Company may terminate the Executive's employment with the Company at any time without Cause upon thirty (30) days prior written notice to the
Executive. The Executive may terminate the Executive's employment with the
Company voluntarily for any reason or no reason at any time by giving thirty
(30) days prior written notice to the Company.

                  (f) Change in Control. A "Change in Control" shall be deemed to have occurred if an event set forth in any one of the following paragraphs shall have occurred:

                         (i) any Person is or becomes the Beneficial Owner (as
                    defined in Rule 13d-3 of the Securities Exchange Act of
                    1934, as amended from time to time (the "Exchange Act")),
                    directly or indirectly, of securities of the Company (not
                    including in the securities beneficially owned by such
                    Person any securities acquired directly from the Company or any of its Affiliates) representing 50% or more of the
                    combined voting power of the Company's then outstanding
                    securities; provided, however, that the following shall not constitute an "acquisition" by any Person for purposes of
                    this Section 3(f)(i): an acquisition of the Company's
                    securities by the Company which causes the Company's voting securities beneficially owned by a Person to represent 50%
                    or more of the combined voting power of the Company's then outstanding securities; provided, further, however, that if a Person shall become the beneficial owner of 50% or more of the combined voting power of the Company's then outstanding securities by reason of share acquisitions by the Company as described above and shall, after such share acquisitions by the Company, become the beneficial owner of any additional voting securities of the Company, then such acquisition
                    shall constitute a Change in Control; or

                         (ii) the following individuals cease for any reason to
                    constitute a majority of the number of directors then
                    serving on the Board: individuals who, on the date hereof, constitute the Board and any new director (other than a
                    director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the
                    election of directors of the Company) whose appointment or election by the Board or nomination for election by the
                    Company's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was
                    previously so approved or recommended; or;

                         (iii) there is consummated a merger or consolidation of
                    the Company or any direct or indirect subsidiary of the
                    Company with any other corporation, other than a merger or consolidation immediately following which the individuals
                    who comprise the Board immediately prior thereto constitute at least a majority of the Board, the entity surviving such merger or consolidation or,

                    if the Company or the entity surviving such merger is then a subsidiary, the ultimate parent thereof; or

                         (iv) the stockholders of the Company approve a plan of
                    complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's
                    assets, other than (A) a sale or disposition by the Company of all or substantially all of the Company's assets to an
                    entity, at least 60% of the combined voting power of the
                    voting securities of which are owned by stockholders of the
                    Company following the completion of such transaction in
                    substantially the same proportions as their ownership of the
                    Company immediately prior to such sale or (B) other than a sale or disposition by the Company of all or substantially all of the Company's assets immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed or, if such entity is a subsidiary, or the ultimate parent thereof.

                  Notwithstanding the foregoing, a "Change in Control" shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions. For purposes of this Section 3(f), "Person" shall have the meaning given in Section 3(a)(9)
of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

                  4. Termination Procedure.

                  (a) Notice of Termination. Any termination of the Executive's employment by the Company or by the Executive (other than termination pursuant to Section 3(a) hereof) shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 8(c). For purposes of this
Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall, if applicable, set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated. Further, a Notice of Termination for Cause is required to include a copy of a resolution duly adopted by the affirmative vote of not less than two-thirds (2/3) of the entire membership of the Board at a meeting of the Board which was called and held for the purpose of considering such termination (after reasonable notice to the Executive and an opportunity for the
Executive,

together with the Executive's counsel, to be heard before the Board) finding that, in the good faith opinion of the Board, the Executive was engaged in the conduct set forth in clause (i) or (ii) of the definition of Cause herein, and specifying the particulars thereof in detail.

                  (b) Date of Termination. "Date of Termination" shall mean (i)
if the Executive's employment is terminated by his death, the date of his death;
(ii) if the Executive's employment is terminated for Disability pursuant to
Section 3(b), thirty (30) days after the date of delivery of Notice of
Termination (provided that the Executive shall not have returned to the performance of his duties on a full-time basis during such thirty (30) day period); (iii) if the Executive terminates his employment for any Good Reason, the date on which a Notice of Termination is given or any later date (within thirty (30) days following the date on which such Notice of Termination is delivered) set forth in such Notice of Termination; and (iv) if the Executive's employment is terminated by the Company for any reason or by the Executive without Good Reason, the date specified in the Notice of Termination, which shall not be earlier than thirty (30) days after the date of delivery of the
Notice of Termination.

                  5. Compensation upon Termination or During Disability. The
Executive hereby agrees that no severance compensation of any kind, nature or amount shall be payable to the Executive except as expressly set forth in this
Section 5, and except for such payments, the Executive hereby irrevocably waives any claim for severance compensation.

                  (a) Disability; Death. Following the termination of the
Executive's employment due to Disability or death, the Company shall:

                         (i) pay to the Executive any accrued but unused
                    vacation pay;

                         (ii) pay to the Executive the Executive's then current
                    base salary for a period of one (1) year following the Date of Termination, paid in installments at such times as
                    Executive would normally receive payroll checks as though
                    employed by the Company through the severance payment
                    period; and

                         (iii) provide for the full vesting of any equity
                    incentive awards then held by the Executive to the extent
                    unvested as of the Date of Termination.

                  (b) Termination of Employment Prior to a Change in Control.

                  If, prior to a Change in Control, the Executive's employment with the Company is terminated (x) by the Company other than for Cause or
Disability or (y) by the Executive for any reason the Company shall:

                         (i) continue to pay and otherwise provide to the
                    Executive, during any notice period (not to exceed thirty
                    (30) days), all

                    compensation, base salary and previously accrued but unpaid bonuses (if any) and shall continue to allow the Executive to participate in any welfare benefit plans in accordance
                    with the terms of such plans;

                         (ii) pay to the Executive any accrued but unused
                    vacation pay; and

                         (iii) pay to the Executive the Executive's then current
                    base salary for a period of one (1) year following the Date of Termination, paid in installments at such times as
                    Executive would normally receive payroll checks as though
                    employed by the Company through the severance payment
                    period.

                  (c) Termination of Employment by the Company on or following a
Change in Control. If the Executive's employment is terminated on or following a
Change in Control (x) by the Company other than for Cause or Disability or (y)
by the Executive for Good Reason, the Company shall:

                         (i) continue to pay and otherwise provide to the
                    Executive, during any notice period (not to exceed thirty
                    (30) days), all compensation, base salary and previously
                    accrued but unpaid bonuses (if any) and shall continue to
                    allow the Executive to participate in any welfare benefit
                    plans in accordance with the terms of such plans;

                         (ii) pay to the Executive any accrued but unused
                    vacation pay;

                         (iii) pay to the Executive an amount equal to the sum
                    of (x) the Executive's then current base salary and (y) the average annual cash bonus earned by the Executive pursuant to the Management Incentive Plan (or any successor or
                    substitute bonus plan) during the three (3) fiscal years
                    immediately prior to the fiscal year in which the Date of
                    Termination occurs (or, if three (3) fiscal years have not elapsed from the Commencement Date through the Date of
                    Termination, average annual cash bonus so earned by the
                    Executive for the number of full fiscal years elapsed from the Commencement Date through the Date of Termination; or, if no full fiscal years have elapsed during such period, the
                    Executive's target annual bonus for the year in which the
                    Date of Termination occurs), such amount to be paid in
                    installments at such times as Executive would normally
                    receive payroll checks as though employed by the Company
                    through the severance payment period;

                         (iv) pay to the Executive a pro rata portion to the
                    Date of Termination of the value of the Executive's bonus
                    under the Company's Management Incentive Plan (or any
                    successor or substitute bonus plan) for the fiscal year in which the Date of Termination occurs, calculated by
                    multiplying the award that the Executive would have earned on the last day of such fiscal year, assuming achievement at target level of all performance goals established with
                    respect to such bonus, by a fraction, the numerator of which is the number of days

                    elapsed from the commencement of the fiscal year in which
                    occurs the Date of Termination and the denominator of which is 365; and

                         (v) for a period of two (2) years following the Date of
                    Termination, provide the Executive with an opportunity to
                    elect continued coverage under the Company's group health
                    plans in accordance with Section 4980B of the Internal
                    Revenue Code of 1986, and the Company shall bear the cost of such coverage; provided, however, that, in the case of
                    Disability, benefits otherwise due to the Executive pursuant to this Section 5(c)(v) shall be reduced to the extent
                    benefits of the same type are received by or made available to the Executive by a subsequent employer during the two (2)
                    year period following the Date of Termination.

                  (d) Tax Gross-Up. If any of the payments or benefits received or to be received by the Executive (including any payment or benefits received in connection with a Change in Control or the Executive's termination of employment whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement (all such payments and benefits, excluding the Gross-Up
Payment, being hereinafter referred to as the "Total Payments")) will be subject to any excise tax imposed under Section 4999 of the Internal Revenue Code of
1986, as amended (the "Excise Tax"), the Company shall pay to the Executive an additional amount (the "Gross Up Payment") such that the net amount retained by the Executive, after deduction of any Excise Tax on the Total Payments and any federal, state and local income and employment taxes and Excise Tax upon the
Gross-Up Payment, and after taking into account the phase out of itemized deductions and personal exemptions attributable to the Gross-Up Payment, shall be equal to the Total Payments.

                  (e) Termination of Employment at any time by the Company for
Cause or by the Executive other than for Good Reason. If the Executive's employment with the Company is terminated at any time by the Company for Cause or by the Executive other than for Good Reason, then the Company shall pay the
Executive his then-current base salary through the Date of Termination, and the
Company shall have no additional obligations to the Executive under this
Agreement except as set forth in subsection (f) of this Section 5.

                  (f) Compensation Plans. Following any termination of the
Executive's employment with the Company, the Company shall pay the Executive all accrued but unpaid amounts, if any, to which the Executive is entitled as of the
Date of Termination under any compensation plan or benefit plan or program of the Company, at the time such payments are due, in any event, in accordance with the terms of such plan or program.

                  (g) Termination of Company's Obligation to Pay. The Company's
obligation to provide the Executive the payments and benefits described in this
Section 5 shall cease as of the date the Executive breaches any of the provisions of Section 7 hereof.

                  (h) Return of Company Property. Executive agrees that
following the termination of his employment with the Company for any reason, he shall return all property of the Company, its subsidiaries, affiliates and any divisions thereof he may have managed which is then in or thereafter comes into his possession, including, but not limited to, documents, contracts, agreements, plans, photographs, books, notes, electronically stored data and all copies of the foregoing as well as any automobile or other materials or equipment supplied by the Company to Executive, if any.

                  6. Mitigation. The Executive shall not be required to mitigate the amount of any payment provided for the Executive by seeking other employment or otherwise. However, the amount of any payment or benefit provided for the
Executive hereunder shall be reduced by any compensation earned by the Executive as the result of employment by another employer, by retirement benefits and offset against any amount claimed to be owed by the Executive to the Company or otherwise.

                  7. Confidential Information; Noncompetition; etc.

                  (a) Non-Competition.

                  The Executive acknowledges and agrees that the Executive's duties to the Company qualify the Executive as "executive and management personnel" under Colorado Revised Statute Section 8-2-113(2)(d). The Executive
further acknowledges that, during the course of the Executive's employment with the Company, the Executive will gain knowledge of "trade secrets" - as such term is used under Colorado Revised Statute Section 8-2-113(2)(b) - of the Company
and its subsidiaries and affiliates. Accordingly, the Executive acknowledges and agrees that the restrictive covenants are valid under Colorado Revised Statute
Section 8-2-113, and are temporally and geographically reasonable.

                  In that regard, while the Executive remains employed by the
Company and for a period of twelve (12) months following the termination of the
Executive's employment with the Company for any reason, provided that the
Company has paid to the Executive any and all severance amounts, if any, due to
Executive under Section 5 hereof, the Executive shall not engage in Competition
(as hereinafter defined) with the Company or any of its subsidiaries or affiliates. For purposes of this Agreement, "Competition" by the Executive shall mean the Executive's engaging in, or otherwise directly or indirectly being employed by or acting as a consultant to, or being a director, officer, employee, principal, agent, stockholder, member, owner or partner of, or permitting his name to be used in connection with the activities of any other business or organization where any aspect of the business of the Company or any of its subsidiaries is conducted, or planned to be conducted, as of the date of this Agreement or as of the date of termination of the Executive's employment, anywhere within the United States, which business activity is the same as or competitive with the Company or any of its subsidiaries as the same may be conducted from time to time.

                  Notwithstanding anything to the contrary contained herein, direct or indirect "beneficial ownership" by the Executive, either individually or as a member of

a "group," as such terms are used in Rule 13d of the General Rules and
Regulations under the Exchange Act, as amended, of not more than five percent
(5%) of the voting stock of any publicly held corporation shall not alone constitute a violation of this Section 7(a).

                  (b) Non-Solicitation. For a period of six (6) months prior to and twelve (12) months following the termination of Executive's employment for any reason prior to a Change in Control, provided that the Company has paid to the Executive any and all severance amounts, if any, due under Section 5 hereof,
Executive agrees that he will not, directly or indirectly, for his benefit or for the benefit of any other person, firm or entity, solicit the employment or services of, or hire or engage, any person who was known to be employed or engaged by the Company or its subsidiaries or affiliates as of the date of
Executive's termination of employment with the Company or who was known to be employed or engaged by the Company or its subsidiaries or affiliates during the six (6) month period immediately preceding the Executive's termination of employment with the Company.

                  (c) Confidentiality. Executive acknowledges that information pertaining to the prior or current business of the Company or any of its subsidiaries or contemplated business of the Company or any of its subsidiaries and its customers (including without limitation information relating to the
Company's subsidiaries, affiliates and predecessors and their respective customers and information relating to entities with which the Company or its subsidiaries or affiliates has communicated with respect to a possible acquisition or material investment) constitutes valuable and confidential assets of the Company, and Executive acknowledges that the unauthorized use or disclosure of such information would be detrimental to the business of the
Company and its subsidiaries. Without limitation of the foregoing, Executive agrees that the following types of information are confidential:

                         (i) information pertaining to any customer of the
                    Company or its subsidiaries or affiliates, including
                    information relating to the prior, current or future
                    research or development activities of any customer, or
                    relating to other business activities of any customer;

                         (ii) information, conclusions and developments
                    resulting from work performed, and all methods and
                    procedures relating to work performed, or to be performed, for the Company or its subsidiaries or affiliates or any
                    customer;

                         (iii) information, conclusions and developments
                    resulting from, and all methods and procedures relating to prior, current or contemplated projects and products of the
                    Company or its subsidiaries or affiliates;

                         (iv) information, conclusions and developments,
                    resulting from work performed, or to be performed,
                    pertaining to any entity with which the Company or its
                    subsidiaries or affiliates has communicated during the
                    Executive's employment with the Company concerning a
                    possible acquisition of, or material investment in, such
                    entity; and

                                       10

                         (v) information which the Executive has a reasonable
                    basis to know was accepted by the Company or its
                    subsidiaries or affiliates from any third party under an
                    obligation of confidentiality.

                  The Executive shall, while the Executive remains employed by the Company and thereafter, hold and preserve all confidential information of the Company or its subsidiaries or affiliates and of its customers in trust and confidence for the Company and for its customers, and shall not, without the express written approval of an officer of the Company, disclose any such confidential information to any unauthorized person or use or copy any such confidential information for other than the Company's business, either during, or after termination of, employment with the Company. The Executive shall not disclose to the Company or its subsidiaries or affiliates, or induce the Company or its subsidiaries or affiliates to use, any confidential information belonging to others, without authorization from such other parties. Specifically excluded from the above confidentiality provisions is any information which becomes available to the public other than through the unauthorized disclosure by the
Executive.

                  (d) Non-Disparagement. While the Executive remains employed by the Company and for a period of one (1) year following the termination of the
Executive's employment for any reason, the Executive will not intentionally make, or cause to be made, any statement, observation or opinion disparaging the business or reputation of the Company or the Company's officers, directors or employees. Nothing contained in this Section 7(d) shall preclude the Executive from providing truthful testimony in response to a valid subpoena, court order, regulatory request or other legal process.

                  (e) Injunctive Relief. The Executive agrees that any breach or threatened breach of subsections (a), (b), (c) or (d) of this Section 7 would result in irreparable injury and damage to the Company and its subsidiaries and affiliates for which the Company and its subsidiaries and affiliates would have no adequate remedy at law. Executive therefore also agrees that in the event of said breach or any reasonable threat of breach, the Company shall be entitled to seek an immediate injunction and restraining order to prevent such breach and/or threatened breach and/or continued breach by the Executive and/or any and all persons and/or entities acting for and/or with the Executive. The terms of this paragraph shall not prevent the Company from pursuing any other available remedies for any breach or threatened breach hereof, including, but not limited to, remedies available under this Agreement and the recovery of damages. The parties hereto further agree that the provisions of the covenant not to compete are reasonable. Should a court or arbitrator determine, however, that any provision of the covenant not to compete is unreasonable, either in period of time, geographical area, or otherwise, the parties hereto agree that the covenant shall be interpreted and enforced to the maximum extent which such court or arbitrator deems reasonable.

                  8. Successors; Notice.

                  (a) Company's Successors. The Company will require any
successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to

                                       11

all or substantially all of the business and/or assets of the Company and/or ARC
Management to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company and/or ARC Management would be required to perform it if no such succession had taken place. Failure of the
Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the
Executive to compensation from the Company in the same amount and on the same terms as he would be entitled to hereunder if the Company had terminated his employment other than for Cause, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, "Company" shall mean the Company as herein before defined and any successor to its business and/or assets (or, if applicable, the business and/or assets of ARC Management) as aforesaid which executes and delivers the agreement provided for in this Section
8 or which otherwise becomes bound by all the terms and provisions of this
Agreement by operation of law.

                  (b) Executive's Successors. This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the
Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amounts would still be payable to him hereunder if he had continued to live, all such amounts unless otherwise provided herein shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee or, if there be no such designee, to the Executive's estate. The services to be performed by the Executive hereunder are specific to the Executive and may not be assigned by the Executive.

                  (c) Notice. For the purposes of this Agreement, notices,
demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or (unless otherwise specified) mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

                  if to the Executive, at the Executive's most recent address shown in the records of the Company; and

                  If to the Company or ARC Management, to:

                  Affordable Residential Communities Inc.
                  600 Grant Street
                  Suite 900
                  Denver, Colorado 80203
                  Attention:  Office of the General Counsel

or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

                                       12

                  9. Miscellaneous. No provisions of this Agreement may be
modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and such officer of the Company as may be specifically designated by its Board. No waiver by any party hereto at any time of any breach by any party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by any party hereto which are not set forth expressly in this
Agreement. This Agreement shall be binding on all successors to the Company. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Colorado without regard to its conflicts of law principles. All references to sections of the Exchange Act shall be deemed also to refer to any successor provisions to such sections. The obligations of the Company and the Executive under this Section 9 and Sections
4, 5, 6, 7 and 8 hereof shall survive the expiration of the term of this
Agreement. The compensation and benefits payable to the Executive under this
Agreement shall be in lieu of any other severance benefits to which the
Executive may otherwise be entitled upon his termination of employment under any severance plan, program, policy or arrangement of the Company or ARC Management.

                  10. Withholding. Any amounts payable or property transferred pursuant to this Agreement shall be subject to applicable tax withholding, and the Company may require a cash payment with respect to such obligations as a condition of any such payment or transfer of property.

                  11. Validity. The invalidity or unenforceability of any
provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

                  12. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

                  13. Entire Agreement. This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto; and any prior agreement of the parties hereto in respect of the subject matter contained herein is hereby terminated and cancelled.

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                  IN WITNESS WHEREOF, the parties have executed this Agreement the date first above written.

                                    AFFORDABLE RESIDENTIAL COMMUNITIES INC.

                                    By:
                                        ------------------------------------

                                    ARC MANAGEMENT SERVICES INC.

                                    By:
                                        ------------------------------------

                                    --------------------------------------
                                    EXECUTIVE

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